[EXHIBIT 4.1]


                          FORM OF WARRANT

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER
     JURISDICTION AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE
     ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE
     SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE
     ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT
     REQUIRED.


                     EAGLE SUPPLY GROUP, INC.

                 COMMON STOCK PURCHASE WARRANT

          1.   Issuance; Certain Definitions. In consideration of good
               -----------------------------
and valuable consideration, the receipt of which is hereby acknowledged by EAGLE SUPPLY GROUP, INC., a Delaware corporation (the "Company"), or registered assigns (the "Holder")
is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on ____May 16_____, 2007_[1] (the "Expiration Date"), _________________ Thousand (____________)[2] fully paid and nonassessable shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $3.50 per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of May 15, 2002 (the "Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          2.   Exercise of Warrants.
               --------------------

               2.1  General.
                    -------

               (a) This Warrant is exercisable by the Holder in whole or in part at any time and from time to time. Such exercise shall be effectuated by delivering to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph. The date on which both (i) the Notice of Exercise and (ii) the payment of the Exercise Price have been received by the Company shall be the "Exercise Date," provided that, the original Notice of Exercise and this Warrant must be received by the Company within three (3) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. The Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check or wire transfer. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive (x) a certificate or certificates for the shares of Common Stock so purchased, and (y) if this Warrant has not thereby been exercised in full, the return of this Warrant Certificate marked to reflect the partial exercise so effected or a replacement Warrant having the same terms with respect to the unexercised portion of this Warrant.

-----------------------------

[1] Insert date which is last day of month in which fifth anniversary of the relevant Closing Date occurs.

[2]  Insert number equal to 10% of Purchase Shares for the relevant
     Closing Date.


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               (b)  The Holder shall be deemed to be the holder of the
shares issuable to it in accordance with the provisions of this Section
2.1 on the Exercise Date.

               2.2  Limitation on Exercise. Notwithstanding the
                    ----------------------
provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant, to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

               2.3  Conditions to Acquisition of Warrant Shares.  The
                    -------------------------------------------
Company's obligation to sell the Warrant Shares to the Holder upon exercise of this Warrant is subject to the conditions that

     (a) no preliminary or permanent injunction or other order against the acquisition, purchase, issuance or delivery of the Warrant Shares by any federal, state or foreign court of



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     competent jurisdiction, shall be in effect; provided that the application for such injunction was not made, requested or supported by the Company; and

     (b) if, prior to the Holder's issuance of a Notice of Exercise, the Company shall have identified in writing to the Holder a specific law, rule or regulation promulgated by any governmental entity pursuant to which the Holder is required to comply with or seek approval from any governmental entity prior to purchasing the Warrant Shares, such compliance or approvals must have been achieved or obtained by the Holder (and proof thereof furnished to the Company) or the Holder must have demonstrated that such law, rule or regulation does not apply to the Holder's exercise of the Warrant contemplated by the relevant Notice of Exercise;

provided, however, that if the Notice of Exercise was delivered to the
--------  -------
Company in accordance with Section 2.1(a) hereof prior to the Expiration Date, (x) if the Company fails to issue the Warrant Shares to the Holder as a result of any of the foregoing conditions, the Holder may, by written notice to the Company given at any time after ten (10) days after the Exercise Date and before the issuance of the Warrant Shares, withdraw its Notice of Exercise, and upon such withdrawal, the Company shall return the Warrant and the Exercise Price payment to the Holder, and (y) any failure by the Company to issue the Warrant Shares to the Holder as a result of any of the foregoing conditions shall not affect or prejudice the Holder's right to acquire such Warrant Shares upon the subsequent satisfaction of such conditions or removal of such injunctions, regardless of whether such satisfaction of such conditions or removal of such injunction occurs before or after the Expiration Date. The Company acknowledges that the Company is not aware of any such law, rule or regulation referred to in clause (b) of this Section 2.3 as being in effect as of the Initial Closing Date.

          3.   Reservation of Shares.  The Company hereby agrees that
               ---------------------
at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4.   Mutilation or Loss of Warrant.  Upon receipt by the
               -----------------------------
Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5.   Rights of the Holder.  The Holder shall not, by virtue
               --------------------
hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.


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          6.   Protection Against Dilution and Other Adjustments.
               -------------------------------------------------

               6.1  Adjustment Mechanism.  If an adjustment of the
                    --------------------
Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

               6.2  Capital Adjustments.  In case of any stock split or
                    -------------------
reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

               6.3  Adjustment for Spin Off.  If, for any reason, prior
                    -----------------------
to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (a) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (b) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (i) the Reserved Spin Off Shares multiplied by (ii) a fraction, of which (x) the numerator is the amount of the Outstanding Warrants then being exercised, and (y) the denominator is the amount of the Outstanding Warrants.

               6.4  Adjustment for Merger or Sale of Assets.  If there
                    ---------------------------------------
shall occur any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate fair, equitable and reasonable adjustment shall be made in the application of the provisions set forth herein with


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respect to the rights and interests thereafter of the Holder of this
Warrant, such that the provisions set forth in this Section 6 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

          7.   Transfer to Comply with the Securities Act; Registration
               Rights.
               --------------------------------------------------------

               7.1  Transfer.
                    --------

               (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the 1933 Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the 1933 Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

               (b) An assignment, transfer or other disposition of this Warrant (other than an exercise thereof) shall be subject to the provisions of Section 9 hereof.

               7.2  Registration Rights.  (a)  Reference is made to the
                    -------------------
Registration Rights Agreement. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

               (b) (i) In addition to the registration rights referred to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-4 or on Form S-8), the Company shall give written notice thereof to the Holder and the Holder shall have the right, subject to the remaining provisions of this Section 7.2(b), exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the


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


Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 7 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limitations.

                    (ii) If a piggyback registration involves an underwritten offering and the managing underwriter or underwriters of any such proposed public offering delivers a written opinion to the Company and the holders of Remaining Warrant Shares requesting registration under this Section 7.2(b) that the total number or kind of securities which such holders and any other Persons entitled to be included in such public offering would adversely affect its ability to effect such an offering, then the Company may limit some or all the Remaining Warrant Shares and other securities that may be included in such registration and underwriting to the extent of the number or kind of securities which the Company is so advised can be sold in (or during the time of) such offering without having such an adverse effect, such that: (a) first, all securities proposed by the Company to be sold for its own account, (b) second, the Remaining Warrant Shares requested to be included in the registration pro rata among the holders of the Remaining Warrant Shares requesting such registration, on the basis of the total number of shares of such securities that each such holder of the Remaining Warrant Shares otherwise proposed to include in the piggyback registration, and (c) third, any other securities requested to be included in such registration that are held by other Persons entitled to or otherwise permitted to be included in such registration by the Company; provided, however, the underwriter may not limit the amount of Remaining Warrant Shares included in such registration and underwriting to less than an amount equal to twenty percent (20%) of the amount of all of the Company's securities included in such registration and underwriting.

                    (iii)  If a piggyback registration is an
underwritten secondary registration on behalf of holders of the Company's securities other than holders of Remaining Warrant Shares (the "Other Holders"), and the managing underwriter or underwriters advises the Company in writing that in their opinion the number and kind of securities requested to be included in such registration exceeds the number that can be sold in such offering, then the Company will include in such registration (a) first, the Remaining Warrant Shares requested to be included in such registration hereunder up to that number which, in the opinion of the managing underwriter or underwriters, can be sold in such offering, and if all such Remaining Warrant Shares can not be so included, then pro rata among the holders of Remaining Warrant Shares requesting such registration on the basis of the number of shares of Remaining Warrant Shares of each holder otherwise sought to have included in the piggyback registration, and (b) second, the securities requested to be included therein by the Other Holders requesting such registration, up to that number which, in the opinion of the managing underwriter or underwriters, can be sold in the offering.

                    (iv) To the extent that the holders of Remaining Warrant Shares request Piggyback Registration of their Remaining Warrant Shares, the holders of Remaining Warrant Shares shall (together with the Company) enter into an underwriting agreement in customary form with the


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


managing underwriter, if any, selected by the Company for such underwriting.

          8.   Notices.  Notices required or permitted to be given
               -------
hereunder shall be given in the manner contemplated by the Agreement, (i) if to the Company or to the Holder originally signatory to the Agreement, to their respective address contemplated by the Securities Purchase Agreement, and (ii) if to any other Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 8. Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

          9.   Assignment of Warrant.  All of the covenants and
               ---------------------
provisions of this Warrant by or for the benefit of the Holder shall be binding upon and shall inure to the benefit of the Holder's successors and permitted assigns hereunder. This Warrant may be sold, transferred, assigned or hypothecated only if notice thereof is given to the Company in compliance with Section 7 hereof and applicable securities laws. Any such assignment shall be made by surrender of this Warrant to the Company, together with a duly executed assignment substantially in the form annexed hereto ("Assignment Form"), whereupon the Company shall, without charge, execute and deliver a new Warrant containing the same terms and conditions of this Warrant in the name of the assignee as named in the Assignment Form, and this Warrant, to the extent so assigned, shall be cancelled at that time. This Warrant, if properly assigned, may be exercised by a new Holder without first having the new Warrant issued to such assignee.

          10.  Supplements and Amendments; Whole Agreement.  This
               -------------------------------------------
Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          11.  Governing Law.  This Warrant shall be deemed to be a
               -------------
contract made under the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

          12.  JURY TRIAL WAIVER.   The Company and the Holder hereby
               -----------------
waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

          13.  Counterparts.  This Warrant may be executed in any number
               ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



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

          14.  Descriptive Headings.  Descriptive headings of the
               --------------------
several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the ___th day of _________________, 200_.


                              EAGLE SUPPLY GROUP, INC.

                              By:______________________________



                              _________________________________
                              (Print Name)


                              _________________________________
                              (Title)







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



                     NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of _______________, ______, to purchase _________________________________ shares of the
Common Stock, $.0001 par value, of EAGLE SUPPLY GROUP, INC. (the "Exercise Shares") and tenders herewith payment in accordance with
Section 1 of said Common Stock Purchase Warrant.

     CASH: $_______________ = (Exercise Price x Exercise Shares)

          Payment is being made by:

               [ ]     enclosed check

               [ ]     wire transfer

               [ ]     other

     It is the intention of the Holder to comply with the provisions of
Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believe this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

     Please deliver the stock certificate to:







Dated:__________________________



________________________________
[Name of Holder]

By:_____________________________




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

                    NOTICE OF EXERCISE OF WARRANT
                         WORKSHEET SCHEDULE



1. Current Common Stock holdings of Holder and Affiliates        ________

2. Shares to be issued on current exercise                       ________

3. Other shares eligible to be acquired without restriction      ________

4. Total [sum of Lines 1 through 3]                              ________

5. Outstanding  shares of Common Stock                           ________

6. Adjustments to Outstanding

     a. Shares from Line 1 not included in Line 5  _________

     b. Shares to be issued per Line 2             _________

     c. Total Adjustments [Lines 6a and 6b]                      ________

7. Total Adjusted Outstanding [Lines 5 plus 6c]                  ________

8. Holder's Percentage [Line 4 divided by Line 7]                ________%


[Note: Line 8 not to be above 4.99%]



                                                                5/14/02

                        "ASSIGNMENT FORM"

                            ASSIGNMENT
                            ----------

     FOR VALUE RECEIVED, the undersigned
___________________________________ (the "Assignor") hereby sell(s), assign(s) and transfer(s) unto ______________________________ (the
"Assignee") the rights represented by the within Warrant to purchase _________ (____) shares of the Common Stock of Eagle Supply Group, Inc. (the "Company") pursuant to the terms and conditions of this Warrant held by the Assignor. The Assignor hereby authorizes and directs the Company
(i) to issue and deliver to the Assignee a new Warrant pursuant to which the rights to purchase shares of the Common Stock of the Company being assigned hereby may be exercised, and (ii) if there are rights to purchase shares of Common Stock of the Company remaining to the Assignor after taking into account the assignment to the Assignee contemplated hereby, to issue and deliver to the Assignor a new Warrant evidencing the right to purchase such number of shares of Common Stock of the Company. Except for the number of shares to be purchased (if different than the number of shares currently issuable on exercise of this Warrant), the new Warrants issued to the Assignee and, if relevant, to the Assignor shall contain the same terms and conditions as are provided in the within Warrant.

     To complete the assignment contemplated hereby, the Assignor hereby irrevocably appoints ______________________________________ as the
Assignor's attorney-in-fact to transfer this Warrant and the rights thereunder, in all instances to the extent specified above, on the books and records of the Company, with the full power of substitution for such purposes.

Dated:___________________, 200__.


                                   _______________________________
                                   Print Name of Holder

                                   _______________________________
                                   Signature
___________________________
Signature Guaranteed               _______________________________
                                   Title (if Holder is not an
                                   individual)



NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by an eligible guarantor, institution (bank, stock broker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.


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